UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2015

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2015, Directors Keith Long and John Turner informed the Board of Directors (the “Board”) of CNO Financial Group, Inc. (the “Company”) that they are retiring and will not be seeking re-election to the Board at the 2015 annual meeting of shareholders scheduled for May 6, 2015 (the “Annual Meeting”). Mr. Long and Mr. Turner will remain on the Board until the Annual Meeting. For each of them, the decision not to seek re-election was not based on any disagreement with the Company relating to its operations, policies or practices. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

On March 11, 2015, the Board approved the 2015 Pay for Performance (“P4P”) Incentive Plan (the “2015 P4P Plan”), which will be submitted to the shareholders for approval at the Annual Meeting. The 2015 P4P Plan is substantially the same as the Company’s current P4P Plan, which was adopted in 2010 and expires in 2015. The following is a summary of certain features of the 2015 P4P Plan. The summary is qualified in its entirety by the full text of the 2015 P4P Plan, which is attached hereto as Exhibit 10.1.

Administration. The 2015 P4P Plan will be administered by the Human Resources and Compensation Committee of the Board (the “Compensation Committee”), which is comprised of independent directors who are not eligible to participate in the 2015 P4P Plan. The Compensation Committee will have the full discretionary authority to administer and interpret the 2015 P4P Plan.

Eligibility. Individuals eligible to participate in the 2015 P4P Plan shall consist of officers and other employees of the Company whom the Compensation Committee determines have the potential to contribute significantly to the success of the Company. The determination of participants for each year will be made no later than the 90th day of the year (or, in the case of a performance period that is less than a fiscal year, prior to the date on which 25% of the performance period has lapsed).

Operation of the Plan. The 2015 P4P Plan award levels are based on achievement of pre-established objective performance goals determined by the Compensation Committee for each performance period. The performance goals may be based upon performance of the Company, an affiliate or division thereof, and/or individual performance, using one or more of the following measures selected by the Compensation Committee:

•	gross or net revenue, premiums collected, new annualized premiums and investment income;

•
any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders;

•	operating earnings per common share (either basic or diluted);

•	return on assets, return on investment, return on capital, return on equity or return on tangible equity;

•	economic value created including the value of new business;

•	operating margin or profit margin;

•	net interest margin;

•	asset quality;

•	stock price or total stockholder return; and

•
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, risk-based capital, statutory capital, Best Capital Adequacy Ratio, tax operating loss utilization, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Compensation Committee may determine, in its discretion, including in absolute terms, on a per share basis (either basic or diluted), as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

The Compensation Committee will determine the specific performance goals for a performance period on or prior to the 90th day of fiscal year (or, in the case of a performance period less than a fiscal year, prior to the date on which 25% of the performance period has lapsed). After completion of the relevant performance period, the Compensation Committee will determine and certify the degree to which performance goals have been met. Adjustments may be made by the Compensation Committee based on certain objective events specified in the 2015 P4P Plan, but no discretionary adjustments may be made that would result in an increase to an individual covered by Code Section 162(m) that was intended to be qualified performance based compensation.

Termination of Employment. Unless the Compensation Committee has determined otherwise, in order to receive a payout under the 2015 P4P Plan a participant must be employed by the Company or an affiliate on the day an award is to be paid, except if termination is on account of retirement, death, disability or pursuant to the terms of a separate agreement with the participant.

Amounts Payable. The amount payable to any participant under the 2015 P4P Plan will be based on performance against the performance measures established by the Compensation Committee. Amounts paid under the 2015 P4P Plan to the Company's named executive officers will be included in the proxy statement for the Company's annual meeting of shareholders each year. The maximum award that any participant may receive under the 2015 P4P Plan in any given fiscal year is $8,000,000.

Recapture Rights. The 2015 Plan provides that the Company may recapture any P4P payments if the Compensation Committee determines that the achievement of a performance goal was based on incorrect data and the recipient should therefore have received a lesser P4P payment.

Amendment and Termination of the 2015 P4P Plan. The Board will have the power to amend, modify or terminate the 2015 P4P Plan. As required by Internal Revenue Code Section 162(m), however, no material terms of the 2015 P4P Plan as it pertains to employees covered by Internal Revenue Code Section 162(m) will be amended without shareholder approval. Unless terminated earlier, the 2015 P4P Plan will terminate on the Company's first shareholder meeting in 2020.

Item 8.01.	Other Events.

On March 12, 2015, the Company issued a press release announcing that Daniel Maurer and Charles Jacklin have been nominated for election to the Company’s board of directors at the Annual Meeting, filling the vacancies resulting from the retirement of Mr. Long and Mr. Turner. The press release also announced that the other seven current directors have been nominated for re-election at the Annual Meeting. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01(d).	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

10.1	2015 Pay for Performance Incentive Plan.
99.1	Press Release of CNO Financial Group, Inc. dated March 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: March 12, 2015
	By:	/s/ Karl W. Kindig
Karl W. Kindig
Senior Vice President and Secretary

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